SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

CATALYTICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[CATALYTICA, INC. LOGO]

Notice of Annual Meeting of Stockholders
to be held on June 8, 2000

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Catalytica, Inc., a Delaware corporation (the “Company” or “Catalytica”), will be held on June 8, 2000, at 10:00 a.m., local time, in the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California 94101 for the following purposes:

1. To elect Directors to serve for the following year and until their successors are duly elected.

2. To consider and vote to approve an amendment to the Company’s 1992 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,500,000 shares.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the 2000 fiscal year.

4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Nominees for Directors are set forth in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 21, 2000 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has previously returned a Proxy.

Sincerely,

/s/ Lawrence W. Briscoe

LAWRENCE W. BRISCOE
Vice President, Finance and Administration Chief Financial Officer

Mountain View, California
April 28, 2000

[CATALYTICA, INC. LOGO]

PROXY STATEMENT

2000 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of Catalytica, Inc. (the “Company” or “Catalytica”) for the 2000 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 8, 2000, at 10:00 a.m., local time, in the Mandarin Oriental Hotel, 222 Sansome Street, California 94101, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at 430 Ferguson Drive, Mountain View, California 94043 and its telephone number is (650) 960-3000.

        These proxy solicitation materials and the Annual Report for the year ended December 31, 1999 are expected to be mailed on or about May 8, 2000 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

        Only stockholders of record at the close of business on April 21, 2000 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of April 21, 2000, consisted of 46,288,106 shares of Common Stock, which includes 13,270,000 shares of Class A Common Stock and excludes 11,730,000 shares of non-voting Class B Common Stock. For information regarding holders of more than 5% of the outstanding Common Stock of the Company, see “Proposal No. 1—Election of Directors—Security Ownership of Principal Stockholders and Management.”

Revocability of Proxies

        The enclosed Proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date. If a person who has executed and returned a Proxy is present at the Annual Meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her Proxy.

Voting and Solicitation

        Except as provided below with respect to cumulative voting, every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. In the election of Directors, each stockholder will be entitled to vote for seven nominees, and the seven nominees receiving the greatest number of votes will be elected.

        Every stockholder voting for the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of Directors to be elected, multiplied by the number of votes to which the stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder’s votes.

        The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company’s Directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter, electronic mail or facsimile.

        Stockholders representing an aggregate of 23,144,053 shares of the Company’s Common Stock, including the Class A Common Stock, present or represented by proxy at the Annual Meeting will constitute a quorum for purposes of voting.

Deadline for Receipt of Stockholder Proposals

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2001 Annual Meeting of Stockholders must be received by the Company no later than February 9, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

        Pursuant to the Company’s Bylaws, stockholders who wish to bring matters or propose nominees for Director at the Company’s 2001 Annual Meeting of Stockholders must provide specified information in writing to the secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the 2000 annual meeting (i.e., June 8, 2000), unless such matters are included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act, as amended. If such stockholders fail to comply with the foregoing notice provision, then the proxy holders will be allowed to use their voting discretionary authority when the proposal is raised at the 2001 Annual Meeting of Stockholders.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        At the Annual Meeting of Stockholders, a Board of seven Directors is to be elected. Unless otherwise instructed, the proxyholders will vote all of the proxies received by them for the Company’s seven nominees named below, all of whom are currently Directors of the Company. If any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors and if cumulative voting has been properly invoked, the proxyholders intend to cumulate their votes and to vote all proxies received by them in accordance with cumulative voting procedures in such a manner as they believe will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cast will be determined by the proxyholders. It is not expected that any nominee will be unable or will decline to serve as a Director. Directors Hoffen and Goldberg are nominated to the Company’s Board of Directors pursuant to certain agreements. See “Transactions with Management.” The term of office of each person elected as a Director will continue until the next Annual Meeting of Stockholders and until a successor has been elected and qualified.

Vote Required

        The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees

        The names of and certain information about the nominees of management are set forth below:

Name of Nominee	Age	Position/Principal Occupation	Director Since
James A. Cusumano	57	Chairman of the Board	1974
Richard Fleming (2)	75	President and Chief Executive Officer of Richard Fleming Associates, Inc.	1985
Alan Goldberg	45	Managing Director of Morgan Stanley Dean Witter	1997
Howard I. Hoffen (1)(2)	36	Managing Director of Morgan Stanley Dean Witter	1997
Ricardo B. Levy	55	President and Chief Executive Officer of the Company	1974
Ernest Mario (1)	61	Co-Chairman and Chief Executive Officer of ALZA	1996
John A. Urquhart	71	Senior Advisor to the Chairman of Enron Corp.	1997

(1)	Member of the Compensation Committee

(2)   Member of the Audit Committee.

        Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any of the directors or executive officers of the Company.

        James A. Cusumano, a founder of Catalytica and a Director since 1974, served as President of the Company from its inception in 1974 until 1985, when he assumed his current position of Chairman of the Board. Dr. Cusumano also remains as Chairman of the Board of Catalytica Pharmaceuticals, Inc., a subsidiary of Catalytica, Inc. Dr. Cusumano served as Chief Strategic Officer of Catalytica, Inc. and Catalytica Pharmaceuticals, Inc. from October 29, 1998 until his retirement on December 31, 1999. Dr. Cusumano served as the Company’s Chief Technical Officer from 1985 through October 29, 1998. He also served as President of Catalytica Pharmaceuticals, Inc., a subsidiary of the Company from February 1995 until October 29, 1998. Dr. Cusumano served as Director of Catalysis Research and Development at Exxon Corporation’s Corporate Research Laboratory from 1967 to 1974. Dr. Cusumano has a Ph.D. in physical chemistry from Rutgers University.

        Richard Fleming has been a director of Catalytica since 1985 and also serves as an advisor and consultant to Catalytica. Mr. Fleming was President and Chief Executive Officer of the Company from 1985 through August 1991. He has served as President and Chief Executive Officer of Richard Fleming Associates, Inc., a consulting firm, since May 1981 and was Vice Chairman for Membership and Fiscal Affairs of the Chemical Industry Institute of Toxicology until 1997. From 1969 to 1980, Mr. Fleming served at Air Products and Chemicals, most recently as Executive Vice President, and from 1980 to 1981, he served as President and Chief Operating Officer of GAF Corporation, a multi-industry company. Mr. Fleming is also a director of Catalytica Pharmaceuticals, Inc. Mr. Fleming has an M.S. in chemical engineering from New York University.

        Alan E. Goldberg has been a director of Catalytica since August 1997. Mr. Goldberg is Chairman and Chief Executive Officer of Morgan Stanley Dean Witter Private Equity. Mr. Goldberg joined Morgan Stanley in 1979. He was elected Vice President in 1984 and in July 1984, he participated in the formation of the Private Equity Business. He was promoted to Principal in 1986 and elected Managing Director in 1988. Mr. Goldberg is Chairman and President of Morgan Stanley Leveraged Equity Fund I, Inc. is a Managing Director and Director of Morgan Stanley Leverage Equity Fund II, Inc. and is a Managing Director of Morgan Stanley Capital Partners III, Inc.. He also serves as director of Direct Response Corporation, Enterprise Reinsurance, Equant N.V., Homeowners Direct Corporation, Smurfit-Stone Container Corporation and LifeTrust America. Mr. Goldberg received his B.A. in Philosophy and Economics in 1975 from New York University. In 1979, he earned an M.B.A. from New York University and a J.D. from Yeshiva University. Mr. Goldberg became a member of the New York Bar in 1979.

        Howard I. Hoffen has been a director of Catalytica since August 1997. Mr. Hoffen is a Managing Director of MSDW Capital Partners IV, Inc. and Morgan Stanley Dean Witter. He joined Morgan Stanley in 1985 and Private Equity in 1986. He is a Managing Director of Morgan Stanley Capital Partners, Inc. and of MSLEF II, Inc. Mr. Hoffen is a Director of Somerset Energy and Union Drilling. Mr. Hoffen has a B.S. from Columbia University and an M.B.A. from the Harvard Business School.

        Ricardo B. Levy, a founder of Catalytica and a director since 1974, served as Chief Operating Officer from the Company’s inception in 1974 until August 1991, when he was promoted to his current position of President and Chief Executive Officer. Mr. Levy is also a director of Catalytica Pharmaceuticals, Inc. and Catalytica Combustion Systems, Inc. Prior to founding Catalytica, Dr. Levy was a founding member of Exxon Corporation’s Chemical Physics Research Team. Dr. Levy is an alumnus of Princeton and Harvard University’s Executive Management Program and has a Ph.D. in chemical engineering from Stanford University.

        Ernest Mario has been a director of Catalytica since 1996. Dr. Mario is Chairman of ALZA and has been Chief Executive Officer of ALZA since August 1993. Prior to joining ALZA, Dr. Mario was Deputy Chairman and Chief Executive Officer of Glaxo Holdings p.l.c., and has served in a variety of executive positions with Glaxo Inc. beginning in 1986. From 1977 to 1984, he held various executive level positions with Squibb Corporation, ending as President and Chief Executive Officer of Squibb Medical Products. Dr. Mario has a Ph.D. and M.S. in physical sciences from the University of Rhode Island, and a B.S. in pharmacy from Rutgers University.

        John A. Urquhart has been a director of Catalytica, Inc. since April 1997 and has served as a special board advisor to Catalytica Combustion Systems, Inc., since July 1995. He currently serves as Senior Advisor to the Chairman of Enron Corporation, a global integrated natural gas company, and has also served as the Vice Chairman of Enron Corporation since 1990. Mr. Urquhart also serves on a number of other corporate Boards of Directors, including Enron Corp., Aquarion Company, Hubbell Incorporated, TECO Energy, Inc., Weir Group PLC, and Tampa Electric Co. He previously served as the Senior Vice President of Industrial and Power Systems at General Electric. In addition, he served five years as a Committee Member on the Board of US Council for Energy Awareness.

Security Ownership of Principal Stockholders and Management

        The following table sets forth, as of April 14, 2000, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the table under “Executive Compensation—Summary Compensation Table” and (iv) all directors and executive officers as a group. Percentage beneficial ownership is based on 46,285,806 shares of common stock, which includes 13,270,000 shares of Class A common stock, that are outstanding as of April 14, 2000. Except as otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

	Shares of Common Stock Beneficially Owned
Name of Person or Identity of Group	Number	Percentage Ownership
Franklin Resources, Inc.	2,777,754	6.00%
777 Mariners Island Blvd.
San Mateo, California 94404

Morgan Stanley Capital Partners III, L.P. (1)	13,270,000	28.67%
Alan Goldberg/Howard Hoffen
1221 Avenue of the Americas
New York, New York 10020

Ricardo B. Levy (2)	899,697	1.94%

James A. Cusumano (3)	729,531	1.57%

Richard Fleming (4)	529,073	1.14%

Ralph Dalla Betta (5)	434,428	*

Lawrence W. Briscoe (6)	124,959	*

Ernest Mario (7)	25,666	*

John A. Urquhart (8)	30,666	*

John M. Hart (9)	18,734	*

All officers and directors as a group (10 persons) (10)	16,067,372	34.40%

(1)
Represents 13,270,000 voting shares of Class A stock held by Morgan Stanley Capital Partners III, L.P. and two affiliated funds. Excludes 11,730,000 non-voting shares of Class B stock also held by Morgan Stanley. Mr. Goldberg and Mr. Hoffen are Managing Directors of Morgan Stanley Dean Witter. Mr. Goldberg and Mr. Hoffen disclaim beneficial ownership of the shares owned by Morgan Stanley.

(2)
Includes shares held by the following trusts, of which Dr. Levy serves as trustee: (i) 680,877 shares held by the Levy Family Trust; (ii) 38,757 shares held by the Polly Jean Cusumano Trust; and (iii) 37,208 shares held by the Doreen Ann Nelson Trust. Dr. Levy disclaims beneficial ownership for the shares owned by the Polly Jean Cusumano Trust and the Doreen Ann Nelson Trust.

(3)
Includes shares held by the following trusts, of which Dr. Cusumano serves as trustee: (i) 435,132 shares held by the Cusumano Family Trust; (ii) 114,028 shares held by the Brian K. Levy Trust; and (iii) 115,350 shares held by the Tamara Levy Trust. Dr. Cusumano disclaims beneficial ownership of the shares owned by the Brian K. Levy Trust and the Tamara Levy Trust.

(4)	Includes 10,666 shares issuable upon exercise of options held by Mr. Fleming, which options are exercisable within 60 days of April 14, 2000.

(5)	Includes 20,725 shares issuable upon exercise of options held by Dr. Dalla Betta, which options are exercisable within 60 days of April 14, 2000.

(6)	Includes 102,959 shares issuable upon exercise of options held by Mr. Briscoe, which options are exercisable within 60 days of April 14, 2000.

(7)	Includes 25,666 shares issuable upon exercise of options held by Dr. Mario, which options are exercisable within 60 days of April 14, 2000.

(8)	Includes 30,666 shares issuable upon exercise of options held by Mr. Urquhart, which options are exercisable within 60 days of April 14, 2000.

(9)	Includes 17,774 shares issuable upon exercise of options held by Mr. Hart, which options are exercisable within 60 days of April 14, 2000.

(10)	Includes 419,665 shares issuable upon exercise of options held by three directors and four executive officers, which options are exercisable within 60 days of April 14, 2000.

Board Meetings and Committees

        The Board of Directors of the Company held a total of six meetings during the year ended December 31, 1999.

        The current members of the Audit Committee are Richard Fleming and Howard I. Hoffen. The Audit Committee met twice during the year ended December 31, 1999. This Committee recommends engagement of the Company’s independent public accountants and is primarily responsible for approving the services performed by such accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls.

        The Compensation Committee, which during the year ended December 31, 1999, consisted of Directors Hoffen and Mario, met three times during the last fiscal year. This Committee establishes the salary and incentive compensation of the executive officers of the Company and the general compensation policies for all employees. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

        The Nominating Committee, which for the year ended December 31, 1999, consisted of Directors Fleming and Levy, did not meet during the past fiscal year. The Nominating Committee reviews candidates and makes recommendations for nominees to serve on the Board of Directors. If there are vacancies on the Board of Directors, the Nominating Committee will consider nominees recommended by stockholders. Candidates for consideration by the Nominating Committee should be submitted to the attention of Dr. Levy at the Company by no later than February 9, 2001. Any stockholder wishing to make a recommendation to the Nominating Committee must submit the candidate’s resume, together with a statement describing why the candidate should be considered by the Nominating Committee.

        During the fiscal year ended December 31, 1999, Directors Jim Cusumano, Richard Fleming, Ricardo Levy and Ernest Mario attended all meetings of the Board of Directors and any committees on which such Director serves. During Fiscal 1999, Alan Goldberg attended 17% of the meetings of the Board of Directors, Howard Hoffen attended 67% of the meetings of the Board of Directors and all of the meetings of the Compensation Committee and John Urquhart attended 83% of the meetings of the Board of Directors.

Director Compensation

        Directors who are not officers of the Company, with the exception of Mr. Hoffen and Mr. Goldberg, each receive an annual retainer for their services in the amount of $20,000 per year, plus reimbursement of expenses. Mr. Fleming, Dr. Mario and Mr. Urquhart each serve as Director for one of the subsidiaries of the Company, as well, and receive similar compensation for that service. During the fiscal year ended December 31, 1999, Mr. Fleming, Dr. Mario and Mr. Urquhart each received $40,000 in connection with their services as directors of the Company and its subsidiaries.

        During the year ended December 31, 1999, the Company paid Richard Fleming Associates, a consulting organization of which Richard Fleming, a Director of the Company, is the President and Chief Executive Officer, approximately $297,000. These payments were for services provided to the Company by Mr. Fleming in his capacity as a consultant to the Company at a rate of $20,000 per month from January through December 1999 plus expenses and for additional consulting during 1999 in conjunction with special projects in the amount of $57,000. Mr. Fleming provided assistance to the Company on various development programs and in identifying and investigating new business opportunities.

        During the fiscal year ended December 31, 1999, Mr. Fleming, Dr. Mario and Mr. Urquhart each received options to purchase 4,000 shares of Common Stock at an exercise price of $18.00. Mr. Fleming’s, Dr. Mario’s and Mr. Urquhart’s options become exercisable at the rate of one-twelfth of the shares subject to the option at the end of each month that the Director remains on the Board following the date of grant such that the options become fully vested within one year of the date of grant.

        Certain directors who served on the Board of Directors of a subsidiary or acted as a consultant to that subsidiary received stock options during the fiscal year ended December 31, 1999. Mr. Fleming and Dr. Mario each received options to purchase 2,000 shares of Catalytica Pharmaceuticals, Inc. at an exercise price of $24.65. Mr. Urquhart received options to purchase 2,000 shares of Catalytica Combustion Systems, Inc. at an exercise prices of $15.75.

Report of the Compensation Committee of the Board of Directors
on Executive Compensation

        The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation earned by such executive officers for the year ended December 31, 1999.

        The Compensation Committee of the Board of Directors of Catalytica establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee during the year ended December 31, 1999 consisted of two independent, non-employee Directors, Howard Hoffen and Ernest Mario.

        The Company’s compensation philosophy is to provide a total compensation package that will enable the Company to attract and retain top executive talent, while emphasizing the linkage of compensation to corporate, business and individual performance.

        The compensation program for the executive officers is, except for 2 programs, identical to that for all employees and consists of base salary, stock options and bonus. Other benefits, such as health and welfare insurance, a defined contribution 401k pension plan, and an employee stock purchase plan, are also available to all eligible employees. The two programs offered only to executives are a Change of Control Plan and a Financial Management Plan.

        The Compensation Committee establishes the compensation of the Chief Executive Officer and the other executive officers based on several criteria related to competitive compensation levels, the performance of the individual and the company’s performance relative to plan.

        Competitive Compensation.    In order to establish competitive compensation, a market basket of companies from both pharmaceuticals and combustion-related industries was created and the base salaries, bonus opportunities and stock option awards for their top executives were analyzed. The intent of the Compensation Committee is to set the total compensation for the Company’s executive officers at approximately the 50th percentile of the market basket of companies. Any such cross-company comparisons require some adjustments to reflect varying levels of specific responsibilities, complexity of the business, its ultimate potential and the background and training of the incumbent. Such considerations set the base level of compensation assuming an acceptable level of performance. Performance variations on an individual and business level are then applied.

        Individual Performance.    Personal performance is appraised against a budget and business plan laid out at the beginning of each year. The plan includes a set of personal objectives regarding such things as budgetary control, achieving milestones in the Company’s development programs, successful execution and implementation of collaborative agreements or contracts, achieving planned revenues and other criteria. Assessment of performance in these regards determines the annual increase in base salary and also determines, in part, the level of cash bonus and long term incentive compensation. Bonus and options are also affected by corporate performance.

        Corporate Performance.    Achievement of corporate objectives, designed to enhance stockholder value, is a key factor in establishing stock option awards and bonus. Typical corporate objectives would include profitable commercial operation, sound management of all balance sheet items, appropriate balancing of new opportunities and risks and the creation of profitable opportunities for future business activity. The bonus plan for executives is based on the achievement of a combination of financial and non-financial goals. The financial portion of the bonus does not pay out below achievement of 80% of the planned goal; it does, however, provide for over-achievement of the financial objectives. Overall personal performance for 1999 was also taken into consideration in the final bonus amount.

        In determining the Chief Executive Officer’s compensation, the Committee considered all of the above factors in relation to specific corporate plan and CEO objectives and accomplishments in 1999, as well as progress toward longer range Company goals under his leadership. The salary increase of 4.9% to $367,000 was effective March 1, 2000, the bonus of $295,000 for the 1999 calendar year, and the option award of 38,000 shares on March 1, 2000 at an exercise price of $12.00 per share, were all within the general guidelines we are following and are consistent with the 1999 performance of the Company. In addition, the Chief Executive Officer received Catalytica Combustion Systems, Inc. stock options of 5,000 at an exercise price of $21.00 per share.

        The Company intends to take the necessary steps to comply with the $1 million compensation deduction limitation pursuant to Section 162(m) of the Omnibus Reconciliation Act of 1993. In addition, the non-equity-based compensation paid to the Named Officers in fiscal 1997, 1998 and 1999 did not exceed $1 million for any individual.

COMPENSATION COMMITTEE

Howard I. Hoffen
Ernest Mario

PERFORMANCE GRAPH

        The following is a graph comparing the cumulative total return to stockholders, calculated on a dividend reinvested basis, from December 31, 1994 through December 31, 1999, to the cumulative total return over such period of (i) Nasdaq U.S. Stock Market Index and (ii) Standard and Poor Chemical Specialty Index. The graph assumes that $100 was invested in the Company’s Common Stock on December 31, 1994, the Nasdaq U.S. Stock Market, and in the Standard and Poor Chemical Specialty. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

[PERFORMANCE GRAPH APPEARS HERE]

Data Points	12/31/94	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99
Catalytica, Inc.	$ 2.88	$ 4.38	$ 4.00	$ 11.88	$ 18.00	$ 13.56
NASDAQ US Stock Market	244.533	345.610	425.223	521.034	734.049	1,334.350
S&P Specialty Chemicals Index	222.576	287.943	291.167	354.117	295.727	321.000

Conversion to Index Point	12/31/94	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99
Catalytica, Inc.	100	152	139	412	625	471
NASDAQ US Stock Market	100	141	174	213	300	546
S&P Specialty Chemicals Index	100	129	131	159	133	144

(1)	Stock closing price on last business day of quarter

(2)	Index Point = Data Point/Baseline X 100

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Company with respect to the years ended December 31, 1997, December 31, 1998, and December 31, 1999, to the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the “Named Officers”) of the Company:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Securities Underlying Options(#)	All Other Compensation($)
Ricardo B. Levy	1999	$350,000	$295,000	34,500	$22,955	(1)
President and Chief Executive Officer	1998	$330,000	$315,000	38,000	$33,450	(2)
	1997	$229,000	$ 76,000	60,000	$17,064	(3)

James A. Cusumano	1999	$300,000	$230,000	21,000	$22,187	(1)
Chairman of the Board and Chief	1998	$300,000	$245,000	3,000	$29,547	(2)
Technical Officer	1997	$210,000	$ 64,000	60,000	$16,052	(3)

Lawrence W. Briscoe	1999	$265,000	$170,000	17,300	$ 8,000	(1)
Vice President, Finance and	1998	$250,000	$178,000	19,000	$ 4,000	(2)
Administration, and Chief Financial Officer	1997	$198,000	$ 54,000	100,000	$ 4,000	(3)

Ralph A. Dalla Betta	1999	$175,000	$ 17,000	2,400	$15,062	(1)
Vice President and Chief Scientist	1998	$166,000	$ 16,000	1,500	$11,680	(2)
	1997	$162,000	$ 3,000	—	$10,808	(3)

John M. Hart	1999	$226,000	$ 85,000	3,800	$ 8,000	(1)
Vice President, Human Resources	1998	$ 85,432	$ 30,000	40,000	—
	1997	—	—	—	—

(1)
Includes (i) $8,000 contributed by the Company to each Named Officer’s account under the defined contribution pension plan and (ii) the following amounts contributed by the Company to the Named Officer’s account under the Supplemental Severance Benefits Plan: Dr. Levy $14,955; Dr. Cusumano $14,187; and Dr. Dalla Betta $7,062.

(2)
Includes (i) $4,000 contributed by the Company to each Named Officer’s account under the defined contribution pension plan and (ii) the following amounts contributed by the Company to the Named Officer’s account under the Supplemental Severance Benefits Plan: Dr. Levy $29,450; Dr. Cusumano $25,547; and Dr. Dalla Betta $7,680.

(3)
Includes (i) $4,000 contributed by the Company to each Named Officer’s account under the defined contribution pension plan and (ii) the following amounts contributed by the Company to the Named Officer’s account under the Supplemental Severance Benefits Plan: Dr. Levy $13,064; Dr. Cusumano $12,052; and Dr. Dalla Betta $6,808.

The Subsidiaries’ Summary Stock Option Table

        The following table sets forth the stock options granted in each of the company subsidiaries with respect to the years ended December 31, 1997, December 31, 1998 and December 31, 1999 to the Company’s Chief Executive Officer and the Named Officers of the Company.

			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Securities Underlying CPI Options(#)(1)	Securities Underlying CCSI Options(#)(2)	Securities Underlying CAT Options(#)(3)
Ricardo B. Levy	1999	—	4,500	—
President and Chief Executive Officer	1998	2,000	2,400	—
	1997	86,000	20,500	—

James A. Cusumano	1999	—	3,000	—
Chairman of the Board and Chief	1998	20,000	1,500	—
Technical Officer	1997	80,000	—	—

Lawrence W. Briscoe	1999	—	2,200	—
Vice President, Finance and	1998	5,000	1,200	—
Administration, and Chief Financial Officer	1997	30,000	—	—

Ralph A. Dalla Betta	1999	—	4,900	—
Vice President and Chief Scientist	1998	700	11,750	—
	1997	—	—	—

John M. Hart	1999	—	500	—
Vice President, Human Resources	1998	15,000	15,000	—
	1997	—	—	—

(1)	Represents long term compensation awards by Catalytica Pharmaceuticals, Inc. (CPI)

(2)	Represents long term compensation awards by Catalytica Combustion Systems, Inc. (CCSI)

(3)	Represents long term compensation awards by Catalytica Advanced Technologies, Inc. (CAT)

Company Option Grants in Last Fiscal Year

        The following table sets forth the stock options granted during the fiscal year ended December 31, 1999 to each of the Named Officers:

		Individual Grants(1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price($/sh.)	Expiration Date
					5%($)	10%($)
Ricardo B. Levy	34,500	3.3%	$14.25	3/1/09	$309,180	$783,524
James A. Cusumano	21,000	2.0%	$14.25	3/1/09	$188,197	$476,927
Lawrence W. Briscoe	17,300	1.6%	$14.25	3/1/09	$155,038	$392,897
Ralph A. Dalla Betta	2,400	0.2%	$14.25	3/1/09	$ 21,508	$ 54,506
John M. Hart	3,800	0.4%	$14.25	3/1/09	$ 34,055	$ 86,301

(1)
These options were granted under the Company’s Stock Option Plan (the “Option Plan”). Options granted under the Option Plan generally have a ten-year term. Generally, 12.5% of the grant becomes exercisable six months after the date of grant. The balance of the grant then vests monthly, with full exercisability occurring on the fourth anniversary date. The per share exercise price is the Nasdaq closing price for the Company’s Common Stock on the date of grant. Unless otherwise determined by the Board of Directors, the Option Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a “change in control,” as defined in the Option Plan.

(2)	Based on options to purchase an aggregate of 1,062,421 shares granted to employees during 1999.

(3)
Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price.

Subsidiary Option Grants in Last Fiscal Year

        The following table sets forth the stock options granted by the Company’s subsidiaries during the fiscal year ended December 31, 1999 to each of the Named Officers:

			Individual Grants(1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Subsidiaries	Number of Securities Underlying Options Granted(1)(#)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price($/sh.)	Expiration Date
						5%($)	10%($)
Ricardo B. Levy	CPI	—	—	—	—	—	—
	CCSI	4,500	5.0%	$21.60	3/1/09	$61,129	$154,912

James A. Cusumano	CPI	—	—	—	—	—	—
	CCSI	3,000	3.3%	$21.60	3/1/09	$40,752	$103,275

Lawrence W. Briscoe	CPI	—	—	—	—	—	—
	CCSI	2,200	2.4%	$21.60	3/1/09	$29,885	$ 75,735

Ralph A. Dalla Betta	CPI	—	—	—	—	—	—
	CCSI	4,900	5.4%	$21.60	3/1/09	$66,562	$168,682

John M. Hart	CPI	—	—	—	—	—	—
	CCSI	500	0.6%	$21.60	3/1/09	$ 6,792	$ 17,212

(1)
These options were granted under the Catalytica Combustion Systems, Inc. (CCSI) Stock Option Plan (the “Subsidiary Option Plan”). Options granted under the Subsidiary Option Plan generally have a ten-year term and vest ratably over a four-year period. The per share exercise price is based on the fair market value of the subsidiary’s common stock on the date of grant, as determined by the subsidiary’s Board of Directors. Unless otherwise determined by the Board of Directors, the Subsidiary Option Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a “change in control,” as defined in the Subsidiary Option Plan.

(2)
The percent of total options granted to employees during the fiscal year is based on the total number of options issued to employees at each particular subsidiary and is broken down accordingly. Particularly, the percent of total options granted to employees of Catalytica Combustion Systems during 1999 is based on options to purchase an aggregate of 90,220 shares.

(3)
Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of a ten-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price.

Company Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

        The following table sets forth for each of the Named Officers, information with respect to stock options exercised during the fiscal year ended December 31, 1999 and stock options held at fiscal year end:

Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ricardo B. Levy	—	—	107,968	115,865	$670,963	$425,994
James A. Cusumano	—	—	49,021	60,979	$237,317	$174,311
Lawrence W. Briscoe	15,000	$152,500	92,845	74,555	$733,277	$452,624
Ralph A. Dalla Betta	—	—	15,484	9,992	$140,902	$ 72,574
John M. Hart	—	—	13,213	30,587	$ 36,725	$ 80,795

(1)	Market value of underlying securities on the exercise date minus the exercise price.

(2) Market value of underlying securities at December 31, 1999 minus the exercise price.

Subsidiary Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

        The following table sets forth for each of the Named Officers, information with respect to subsidiary stock options exercised during the fiscal year ended December 31, 1999 and stock options held at fiscal year end:

Name	Subsidiaries	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(2)
		Exercisable (1)	Unexercisable	Exercisable (1)	Unexercisable
Ricardo B. Levy	CPI	62,917	39,083	$1,035,442	$594,358
	CCSI	42,220	14,680	$ 795,840	$186,510
	CAT	—	16,000	—	—

James A. Cusumano	CPI	185,292	48,708	$3,449,754	$636,446
	CCSI	22,605	3,895	$ 435,794	$ 19,156
	CAT	—	12,000	—	—

Lawrence W. Briscoe	CPI	43,450	3,150	$ 828,118	$ 17,862
	CCSI	22,830	3,070	$ 444,782	$ 17,668
	CAT	—	14,000	—	—

Ralph A. Dalla Betta	CPI	292	408	$ 1,314	$ 1,836
	CCSI	102,606	14,044	$1,986,846	$127,829
	CAT	—	—	—	—

John M. Hart	CPI	4,688	10,313	$ 0	$ 0
	CCSI	4,782	10,718	$ 28,128	$ 61,872
	CAT	—	—	—	—

(1)	Subsidiaries Option Plans, except for Advanced Technologies, Inc. provide for stock option to be exercisable effective in 1998.

(2)   Market value of underlying securities at December 31, 1999 minus the exercise price.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consisted of Directors Hoffen and Mario in 1999. No executive officer of the Company serves as a member of the Board of Directors or on the Compensation Committee of any entity that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee.

        During the year ended December 31, 1999, the Company paid Richard Fleming Associates, a consulting organization of which Richard Fleming, a Director of the Company, is the President and Chief Executive Officer, approximately $297,000. These payments were for services provided to the Company by Mr. Fleming in his capacity as a consultant to the Company at a rate of $20,000 per month from January through December 1999 plus expenses and, $57,000 for additional consulting during 1999 in conjunction with special projects. Mr. Fleming provided assistance to the Company on various development programs and in identifying and investigating new business opportunities.

TRANSACTIONS WITH MANAGEMENT

        Morgan Stanley Capital Partners III, Inc.    In June 1997, the Company entered into a Stock Purchase Agreement (the “Investment Agreement”) with Morgan Stanley Capital Partners III, Inc. and two other affiliated equity funds (the “Morgan Stanley Equity Funds”), pursuant to which the Company sold 30,000,000 shares of Class A Common Stock and Class B Common Stock to the Morgan Stanley Equity Funds for an aggregate purchase price of $120 million. The proceeds were used to fund the acquisition of the pharmaceutical manufacturing facility in Greenville, North Carolina. The Morgan Stanley Equity Funds are entitled to certain registration rights, which came into effect on July 1, 1998, and certain rights of repurchase held by the Morgan Stanley Equity Funds, which will come into effect on July 1, 2005.

        The Investment Agreement also provides that the Morgan Stanley Equity Funds are entitled to have the Company nominate for election to the Board of Directors (i) 3 persons for so long as such funds own at least 30% of the outstanding Common Stock of the Company, (ii) 2 persons for so long as such funds own between 10% and 30% of the outstanding Common Stock of the Company or (iii) 1 person for so long as they own between 6% and 10% of the outstanding Common Stock of the Company. (Common Stock for the purpose of these percentages assumes conversion of the Class A and Class B Common Stock into Common Stock of the Company).

        In August 1997, pursuant to the Investment Agreement, the Company amended its bylaws to increase the size of the Board of Directors from 7 to 9 and appointed Messrs. Howard Hoffen and Alan Goldberg to the Board of Directors. Messrs. Hoffen and Goldberg were subsequently elected as Directors to the Company’s Board of Directors in connection with the 1998 Annual Meeting of Stockholders. In April 1999, the Board of Directors amended its bylaws to decrease the size of the Board of Directors from 9 to 7.

        With the proceeds received from exercise of warrants that the Company distributed in August 1997 to its stockholders in connection with the financing of the acquisition of the pharmaceutical manufacturing facility in Greenville, North Carolina, the Company redeemed in October 1997 an aggregate of 5,000,000 shares of Class B Common Stock held by the Morgan Stanley Equity Funds at a redemption price of $4.75 per share.

        On April 21, 1999 the Company entered into Change of Control Severance Agreements with the following members of Management: Ricardo Levy, Lawrence Briscoe and John Hart. The Change of Control Severance Agreements provide for the following benefits in the event an officer is involuntarily terminated (as defined in the Change of Control Severance Agreement): (1) 200% of the officer’s annual compensation plus a pro rata payment of their projected bonus, (2) continued employee benefits for up to 2 years from the date of an Involuntary Termination and (3) accelerated vesting of all of the officer’s options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representation from certain reporting persons, the Company believes that, during fiscal year 1999, all reporting persons complied with Section 16(a) filing requirements applicable to them, except that Ms. Jackie Cossmon, VP of Investor Relations, filed one Form 3 late with respect to her appointment as an Officer of the Company.

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO THE COMPANY’S
1992 STOCK OPTION PLAN

General

        The 1992 Stock Option Plan (the “1992 Plan”) was adopted by the Board of Directors in March 1992, approved by the stockholders in May 1992, and amended in May 1996, July 1997 and June 1998. There are currently 5,050,000 shares of Common Stock reserved under the 1992 Plan. The 1992 Plan provides for the granting to employees of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“the Code”) and for the granting of nonstatutory stock options to employees and consultants of the Company. As of March 31, 2000, options to purchase 4,023,849 shares were outstanding under the 1992 Plan and 384,530 shares remained available for future grants (without giving effect to the increase in shares being presented to the stockholders for approval at the Annual Meeting).

Proposal

        On April 24, 2000 , the Board of Directors approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by an additional 2,500,000 shares for an aggregate of 7,550,000 shares reserved for issuance thereunder. At the Annual Meeting, the stockholders are being requested to approve this amendment. The amendment to the 1992 Plan is proposed in order to give the Board of Directors flexibility to grant stock options. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, all newly hired full-time employees are eligible to be granted stock options. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

Required Vote; Recommendation of the Board of Directors

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve and ratify the increase in the number of shares reserved under the 1992 Plan.

        THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Summary of the 1992 Plan

        The essential features of the 1992 Plan are outlined below.

        Purpose.     The purposes of the 1992 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company’s business.

         Administration.    The 1992 Plan may be administered by the Board or a committee of the Board, which committee is required to be constituted to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable laws (the “Administrator”). Subject to the other provisions of the 1992 Plan, the Administrator has the power to determine the terms of any options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof. The 1992 Plan is currently administered by the Stock Option Committee of the Board of Directors.

        Eligibility and Terms of Options.    The 1992 Plan provides that nonstatutory stock options may be granted only to employees and consultants. Incentive stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options under the 1992 Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, there is taken into account the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors.

        Terms and Conditions of Options.    Each option granted under the 1992 Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

        (a)   Exercise Price.    The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an option must not be less than 100% (110% if issued to a 10% Stockholder) of the fair market value of the Common Stock on the date the option is granted. For so long as the Company’s Common Stock is traded on The NASDAQ National Market the fair market value of a share of Common Stock shall be closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such system.

        (b)   Exercise of the Option.    Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are to be determined by the Administrator. Options granted under the 1992 Plan to date generally become exercisable at a rate of 1/48th of the shares subject to the options per month and have a ten-year term. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

        (c)   Form of Consideration.    The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company’s Common Stock, any combination thereof, or any other legally permissible form of consideration as may be provided in the option agreement.

        (d)   Termination of Employment.    In the event an optionee’s continuous status as an employee or consultant terminates for any reason (other than upon the optionee’s death or disability), the optionee may exercise his or her option, but only within such period of time not to exceed six months form the date of such termination, as is determined by the Administrator (with such determination being made at the time of grant and not exceeding ninety days in the case of an incentive stock option) and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). Options granted under the 1992 Plan to date have generally provided that optionees may exercise their options within ninety days from the date of termination of employment (other than for death or disability).

        (e)   Disability.    In the event an optionee’s continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within twelve months from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

        (f)   Death. In the event of an optionee’s death, the optionee’s estate or a person who acquired the right to exercise the deceased optionee’s option by bequest or inheritance may exercise the option, but only within twelve months following the date of death, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement).

        (g)   Termination of Options.    Excluding options issued to 10% Stockholders, options granted under the 1992 Plan expire ten years from the date of grant. No option may be exercised by any person after the expiration of its term.

        (h)   Nontransferability of Options.    An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee’s lifetime only by the optionee. In the event of the optionee’s death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

        (i)   Value Limitation.    If the aggregate fair market value of all shares of Common Stock subject to an optionee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

(j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the 1992 Plan as may be determined by the Administrator.

        Adjustment Upon Changes in Capitalization; Corporate Transactions.    In the event of changes in the outstanding Common Stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other change in the capital structure of the Company, an appropriate adjustment shall be made by the Administrator in: (i) the number of shares of Common Stock subject to the 1992 Plan, (ii) the number and class of shares of stock subject to any option outstanding under the 1992 Plan, (iii) and the exercise price of any such outstanding option. The determination of the Administrator as to which adjustments shall be made shall be conclusive. In the event of a proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable.

        Notwithstanding the above, in the event of a merger of the Company with or into another corporation or the acquisition by a person of fifty percent or more of the Company’s then outstanding securities, the 1992 Plan requires that each outstanding option be assumed or an equivalent option be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume the then outstanding options, the 1992 Plan provides for the full acceleration of the exercisability of all outstanding options for a period of fifteen days from the date of notice of acceleration to the optionee.

        Amendment and Termination of the 1992 Plan.    The Board may at any time amend, alter, suspend or terminate the 1992 Plan. The Company shall obtain stockholder approval of any amendment to the 1992 Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). Any amendment or termination of the 1992 Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1992 Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. In any event, the 1992 Plan shall terminate in May 2002. Any options outstanding under the 1992 Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Tax Information

        Options granted under the 1992 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory options.

        An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, Directors, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

        All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

        The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

        The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1992 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

         Participation.    The Company is unable to predict the amount of benefits that will be received or allocated to any particular participant under the Director Option Plan, the Purchase Plan or the 1992 Plan. The following table sets forth the dollar amount and the number of shares that were granted and/or allowed under the Purchase Plan and the 1992 Plan during the fiscal year ended December 31, 1997 to (i) each of the Company’s Named Executive Officers, (ii) all current executive officers as a group, (iii) all current Directors who are not executive officers as a group and (iv) all employees other than executive officers as a group.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Company has selected Ernst & Young, LLP independent accountants, to audit the financial statements of the Company for the current fiscal year ending December 31, 2000. Ernst & Young, LLP has audited the Company’s financial statements since the fiscal year ended December 31, 1982. A representative of Ernst & Young, LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG, LLP IN THE EVENT THAT A MAJORITY OF THE VOTES CAST AT THE MEETING ARE CAST AGAINST SUCH RATIFICATION, THE BOARD OF DIRECTORS WILL RECONSIDER ITS SELECTION.

OTHER MATTERS

        The Company does not currently intend to bring before the Annual Meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Lawrence W. Briscoe

Lawrence W. Briscoe
Vice President, Finance and Administration, and Chief Financial Officer

Mountain View, California
April 28, 2000

P R O X Y	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CATALYTICA, INC. 2000 ANNUAL MEETING OF STOCKHOLDERS

June 8, 2000

      The undersigned stockholder of Catalytica, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2000, and hereby appoints Ricardo B. Levy and Lawrence W. Briscoe, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Catalytica, Inc., to be held on Thursday, June 8, 2000, at 10:00 a.m., Pacific Daylight Savings Time, in the Mandarin Oriental Hotel located at 222 Sansome Street, San Francisco, California 94101 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS, (2) FOR THE APPROVAL OF AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND (4) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE REVERSE SIDE

(Continued and to be signed on reverse side)

(FOLD AND DETACH HERE)

[LOGO OF CATALYTICA]

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 8, 2000

10:00 a.m.

Mandarin Oriental Hotel

333 Battery Street

San Francisco, California 94101

Insert LOGO

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
EACH OF THE FOLLOWING PROPOSALS.

Please Mark [X] your votes as indicated in this example
1.	ELECTION OF DIRECTORS	FOR all nominees listed (except as indicated) [_]	WITHHOLD for all nominees [_]

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

James A. Cusumano, Richard Fleming, Alan Goldberg, Howard Hoffen, Ricardo S. Levy, Ernest Mario and John A. Urquhart

			FOR	AGAINST	ABSTAIN
2.	Proposal to approve and ratify the appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending December 31, 2000.		[_]	[_]	[_]

3.	Proposal to approve and amend the Company's Stock Option Plan.		[_]	[_]	[_]

4.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.		[_]	[_]	[_]

	I PLAN TO ATTEND THE MEETING		[_]

	COMMENTS/ADDRESS CHANGE Please mark this if you have written comments/address on the reverse side		[_]

Signature _____________________ Signature ______________________ Date ___________________

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

(FOLD AND DETACH HERE)